                                                                   Exhibit 99.C1

                                                                  (212) 238-8665

                                                         January 27, 2004

PDR Services LLC
c/o American Stock Exchange LLC
86 Trinity Place
New York, New York 10006

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

     Re: SPDR Trust Series 1
         -------------------

Ladies and Gentlemen:

We have served as counsel to the American Stock Exchange LLC (the "Exchange")
and PDR Services LLC as sponsor (the "Sponsor") of SPDR Trust Series 1
(hereinafter referred to as the "Trust"). It is proposed that Post-Effective
Amendment No. 14 to the Trust's registration statement ("Post-Effective
Amendment No. 14") will be filed with the Securities and Exchange Commission
(the "Commission") and dated as of the date hereof in connection with the continued issuance by the Trust of an indefinite number of units of fractional undivided interest in the Trust (hereinafter referred to as the "units")
pursuant to Rule 24f-2 promulgated under the provisions of the Investment
Company Act of 1940, as amended.

     In this regard, we have examined executed originals or copies of the following:

     (a)  the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the predecessor sponsor, certified by the Secretary of the predecessor sponsor, and the Certificate of Formation, as amended and restated and the Limited Liability Company Agreement of the Sponsor,
          certified by the Secretary of the sole member of the Sponsor;

     (b)  resolutions of the Board of Directors of the predecessor sponsor adopted on June 15, 1990, January 6, 1993, May 5, 1993 and March 1,
          1995 relating to the Trust and the issuance of the Units, certified by the Secretary of the predecessor sponsor; and the resolutions of the
          American Stock Exchange LLC as sole member of the Sponsor, certified by the Secretary of the sole member of the Sponsor;

     (c)  the Registration Statement on Form S-6 (File No. 33-46080) filed with the Commission in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "1933 Act") and amendments thereto including Amendment No. 3 ("Amendment No. 3") filed on January 22,
          1993 (the "Registration Statement") and Post-Effective Amendment No.
          14 thereto proposed to be filed and dated as of the date hereof;

     (d)  the Notification of Registration of the Trust filed with the
          Commission under the Investment Company Act of 1940, as amended and the rules and regulations of the Commission promulgated thereunder
          (collectively, the "1940 Act") on Form N-8A, as amended, (the "1940
          Act Notification");

     (e)  the registration of the Trust filed with the Commission under the 1940
          Act on Form N-8B-2 (File No. 811-7330), as amended (the "1940 Act
          Registration");

     (f)  the prospectus included in Post-Effective Amendment No. 14 (the
          "Prospectus");

     (g)  the Application of SPDR Trust Series 1 and the Sponsor for exemptions under Sections 4(2), 14(a), 17(a), 22(d), 22(e), 24(d) and 26(a)(2)(C)
          of the 1940 Act and Rule 22c-1 and pursuant to Section 17d-1, as amended, the notice published and the order granted in connection therewith (File No. 812-7545, collectively, the "Order");

     (h)  the Amended and Restated Standard Terms and Conditions of the Trust
          dated as of January 1, 2004 between the Sponsor and State Street Bank and Trust Company (the "Trustee"), as amended (the "Standard Terms");

     (i)  the Trust Indenture dated January 22, 1993, as amended, between the
          Sponsor and the Trustee (the "Trust Indenture" and, collectively with the Standard Terms, the "Indenture and Agreement");

     (j)  the Distribution Agreement dated as of September 30, 1997 among the
          Sponsor, the Trust and ALPS Distributors, Inc. (formerly known as
          "ALPS Mutual Funds Services, Inc.") (the "Distribution Agreement"),

     (k)  the License Agreement between Standard & Poor's Corporation and the
          Sponsor dated October 30, 1992 as amended;

     (l)  the form of global certificate of ownership for units (the
          "Certificate") to be issued under the Indenture and Agreement; and

     (m)  such other pertinent records and documents as we have deemed necessary.

With your permission, in such examination, we have assumed the following: (a)
the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies;
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates as we have reviewed; (d) except as specifically covered in the opinions set forth below, with due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreement(s) between the parties that the parties intended a meaning contrary to that expressed by those provisions.
However, we have not examined the securities deposited pursuant to the Indenture and the Agreement (the "Securities") nor the contracts for the Securities.

We express no opinion as to matters of law in jurisdictions other than the State of New York (except "Blue Sky" laws) and the federal laws of the United States, except to the extent necessary to render the opinion as to the Sponsor and the
Indenture and Agreement in paragraphs (i) and (iii) below with respect to
Delaware law. As you know, we are not licensed to practice law in the State of
Delaware, and our opinion in paragraph (i) as to Delaware law is based solely on review of the official statutes of the State of Delaware.

     Based on such examination, and having regard for legal considerations which we deem relevant, we are of the opinion that:

          (i) the Sponsor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power to conduct its business as described in the
     Prospectus;

          (ii) the Sponsor is duly qualified as a foreign limited liability company and is in good standing as such within the State of New York;

          (iii) the Indenture and Agreement has been duly authorized, executed and delivered by the Sponsor and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms;

          (iv) the Trust has been duly formed and is validly existing as an investment trust under the laws of the

     State of New York and has been duly registered under the 1940 Act;

          (v) the terms and provisions of the Units conform to all material respects to the description thereof contained in the Prospectus;

          (vi) the consummation of the transactions contemplated under the
     Indenture and the fulfillment of the terms thereof will not be in violation of the Sponsor's Certificate of Formation, as amended and restated, or
     Limited Liability Company Agreement and will not conflict with any applicable laws or regulations applicable to the Sponsor in effect on the date hereof;

          (vii) the Units to be issued by the Trust, when duly issued by the
     Trustee in accordance with the Indenture and Agreement, upon delivery against payment therefor as described in the Registration Statement and
     Prospectus will constitute fractional undivided interests in the Trust enforceable against the Trust in accordance with its terms, will be entitled to the benefits of the Indenture and Agreement and will be fully paid and non-assessable; and

          (viii) while the Registration Statement has not yet become effective, we have no reason to believe that such Registration Statement, after being appropriately amended, will not become effective within 60 days after the date hereof.

In addition, we have participated in conferences with representatives of the
Sponsor, the Exchange, the Trustee, the Trust's accountants and others concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verfied the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration
Statement, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the
Registration Stratement or the Prospectus).

     Our opinion that any document is valid, binding, or enforceable in accordance with its terms is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;

     (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

     (c) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective
Amendment No. 14 and to the use of our name where it appears in Post-Effective
Amendment No. 14 and the Prospectus.

                                            Very truly yours,

                                            /s/ Carter Ledyard and Milburn LLP

                                            Carter Ledyard and Milburn LLP